Exhibit 10.2

FORM OF

FINANCIAL ENGINES, INC.

2009 STOCK INCENTIVE PLAN

NOTICE OF STOCK OPTION GRANT

OUTSIDE DIRECTOR

You have been granted the following Option to purchase Common Stock of FINANCIAL ENGINES, INC. (the “Company”) under the Company’s Amended and Restated 2009 Stock Incentive Plan (the “Plan”):

Name of Optionee:
Total Number of Option Shares Granted:
Type of Option:
Exercise Price Per Share:
Grant Date:
Vesting Commencement Date:
Vesting Schedule:

Twenty-five percent (25%) of the Shares subject to this Option shall vest and become exercisable on the first anniversary of the date of grant. The balance of the Shares subject to this Option (i.e. the remaining seventy-five percent (75%)) shall vest and become exercisable monthly over a 3-year period beginning on the day which is one month after the first anniversary of the date of grant, at a monthly rate of 2.0833% of the total number of Shares subject to such Option.

Notwithstanding the foregoing, the Shares subject to this Option shall become vested if a Change in Control occurs with respect to the Company during the Optionee’s Service.

Expiration Date:	This Option expires earlier if your Service terminates earlier, as described in the Stock Option Agreement.

By your acceptance of this Stock Option Grant, you agree that this Option is granted under and governed by the terms and conditions of the Plan and the Stock Option Agreement (the “Agreement”), which are attached to and made a part of this document.

By accepting this Stock Option Grant you further agree that the Company may deliver by e-mail all documents relating to the Plan or this Award (including without limitation, prospectuses required by the Securities and Exchange Commission) and all other documents that the Company is required to deliver to its security holders (including without limitation, annual reports and proxy statements). You also agree that the

FINANCIAL ENGINES, INC.

JULY 2012 OUTSIDE DIRECTOR NOTICE OF STOCK OPTION GRANT

Company may deliver these documents by posting them on a website maintained by the Company or by a third party under contract with the Company. If the Company posts these documents on a website, it will notify you by e-mail.

FINANCIAL ENGINES, INC.		OPTIONEE

/s/ Raymond J. Sims
By:	RAYMOND J SIMS	By:
Title:	E.V.P. and Chief Financial Officer	Title:

FINANCIAL ENGINES, INC.

JULY 2012 OUTSIDE DIRECTOR NOTICE OF STOCK OPTION GRANT

FINANCIAL ENGINES, INC.

2009 STOCK INCENTIVE PLAN

STOCK OPTION AGREEMENT

OUTSIDE DIRECTOR

Tax Treatment	This Option is intended to be a non-qualified option, as provided in the Notice of Stock Option Grant.
Vesting

This Option becomes exercisable in installments, as shown in the Notice of Stock Option Grant. This Option will in no event become exercisable for additional Shares after your Service as a Director has terminated for any reason.

Term

This Option expires in any event at the close of business at Company headquarters on the day before the 10th anniversary of the Grant Date, as shown on the Notice of Stock Option Grant This Option may expire earlier if your Service terminates, as described below.

Termination

If your Service terminates for any reason other than death, then this Option will expire at the close of business at Company headquarters on the date twelve (12) months after the date your Service terminates (or, if earlier, the Expiration Date). If your Service terminates because of death, then this Option will expire at the close of business at Company headquarters on the date eighteen (18) months after the date your Service terminates (or, if earlier, the Expiration Date). During the 18-month period, your estate or heirs may exercise the Option. The Company determines when your Service terminates for this purpose and all purposes under the Plan and its determinations are conclusive and binding on all persons.

Restrictions on Exercise

The Company will not permit you to exercise this Option if the issuance of Shares at that time would violate any law or regulation. The inability of the Company to obtain approval from any regulatory body having authority deemed by the Company to be necessary to the lawful issuance and sale of the Company stock pursuant to this Option shall relieve the Company of any liability with respect to the non-issuance or sale of the Company stock as to which such approval shall not have been obtained.

Notice of Exercise	When you wish to exercise this Option you must provide a notice of exercise form in accordance with such procedures as are established by the Company and communicated to you from time to time. Any notice of exercise must specify how many Shares you wish to purchase and how your Shares should be registered. The notice of exercise will be effective when it is received by the Company. If someone else wants to exercise this Option after your death, that person must prove to the Company’s satisfaction that he or she is entitled to do so.

FINANCIAL ENGINES, INC.

JULY 2012 OUTSIDE DIRECTOR STOCK OPTION AGREEMENT

Form of Payment	When you submit your notice of exercise, you must include payment of the Option exercise price for the Shares you are purchasing. Payment may be made in the following form(s):
• Your personal check, a cashier’s check or a money order.

•      Certificates for Shares that you own, along with any forms needed to effect a transfer of those Shares to the Company. The value of the Shares, determined as of the effective date of the Option exercise, will be applied to the Option exercise price. Instead of surrendering Shares, you may attest to the ownership of those Shares on a form provided by the Company and have the same number of Shares subtracted from the Shares issued to you upon exercise of the Option. However, you may not surrender or attest to the ownership of Shares in payment of the exercise price if your action would cause the Company to recognize a compensation expense (or additional compensation expense) with respect to this Option for financial reporting purposes.

•      By delivery on a form approved by the Company of an irrevocable direction to a securities broker approved by the Company to sell all or part of the Shares that are issued to you when you exercise this Option and to deliver to the Company from the sale proceeds an amount sufficient to pay the Option exercise price and any withholding taxes. The balance of the sale proceeds, if any, will be delivered to you. The directions must be given by providing a notice of exercise form approved by the Company.

•      By delivery on a form approved by the Company of an irrevocable direction to a securities broker or lender approved by the Company to pledge Shares that are issued to you when you exercise this Option as security for a loan and to deliver to the Company from the loan proceeds an amount sufficient to pay the Option exercise price and any withholding taxes. The directions must be given by providing a notice of exercise form approved by the Company.

• Any other form permitted by the Committee in its sole discretion.
Notwithstanding the foregoing, payment may not be made in any form that is unlawful, as determined by the Committee in its sole discretion.
Restrictions on Resale	You agree not to sell any Shares at a time when applicable laws, Company policies or an agreement between the Company and its underwriters prohibit a sale. This restriction will apply as long as your Service continues and for such period of time after the termination of your Service as the Company may specify.

FINANCIAL ENGINES, INC.

JULY 2012 OUTSIDE DIRECTOR STOCK OPTION AGREEMENT

Transfer of Option

In general, only you can exercise this Option prior to your death. You may not sell, transfer, assign, pledge or otherwise dispose of this Option, other than as designated by you by will or by the laws of descent and distribution, except as provided below. For instance, you may not use this Option as security for a loan. If you attempt to do any of these things, this Option will immediately become invalid. You may in any event dispose of this Option in your will. Regardless of any marital property settlement agreement, the Company is not obligated to honor a notice of exercise from your former spouse, nor is the Company obligated to recognize your former spouse’s interest in your Option in any other way.

Retention Rights

Neither your Option nor this Agreement gives you the right to continue as a Director, or to become employed or retained by the Company or a subsidiary of the Company in any capacity. The Board of Directors, the Company and its subsidiaries reserve the right to terminate your Service at any time, with or without cause.

Stockholder Rights

Your Options carry neither voting rights nor rights to dividends. You, or your estate or heirs, have no rights as a stockholder of the Company unless and until you have exercised this Option by giving the required notice to the Company and paying the exercise price. No adjustments will be made for dividends or other rights if the applicable record date occurs before you exercise this Option, except as described in the Plan.

Adjustments

In the event of a stock split, a stock dividend or a similar change in Company Shares, the number of Shares covered by this Option and the exercise price per Share shall be adjusted pursuant to the Plan.

Successors and Assigns

Except as otherwise provided in the Plan or this Agreement, every term of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legatees, legal representatives, successors, transferees and assigns.

Notice

Any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon the earliest of personal delivery, receipt or the third full day following mailing with postage and fees prepaid, addressed to the other party hereto at the address last known in the Company’s records or at such other address as such party may designate by ten (10) days’ advance written notice to the other party hereto.

Applicable Law	This Agreement will be interpreted and enforced under the laws of the State of Delaware (without regard to their choice-of-law provisions).
The Plan and Other Agreements	The text of the Plan is incorporated in this Agreement by reference. All capitalized terms in the Agreement shall have the meanings assigned to them in the Plan. This Agreement and the Plan constitute the entire understanding between you and the Company regarding this Option. Any prior agreements, commitments or negotiations concerning this Option are

FINANCIAL ENGINES, INC.

JULY 2012 OUTSIDE DIRECTOR STOCK OPTION AGREEMENT

superseded. This Agreement may be amended by the Committee without your consent; however, if any such amendment would materially impair your rights or obligations under the Agreement, this Agreement may be amended only by another written agreement, signed by you and the Company.

BY ACCEPTING THIS AGREEMENT,

YOU AGREE TO ALL OF THE TERMS AND CONDITIONS

DESCRIBED ABOVE AND IN THE PLAN.

FINANCIAL ENGINES, INC.

JULY 2012 OUTSIDE DIRECTOR STOCK OPTION AGREEMENT